Exhibit No. 10.13

EIGHTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

This EIGHTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT (this

“Amendment”), dated as of February 15, 2019 is entered into by and among ARMSTRONG RECEIVABLES COMPANY LLC, a Delaware limited liability company, as Seller (the “Seller”), ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation, individually and as Servicer (in such capacity, the “Servicer”), THE BANK OF NOVA SCOTIA, as Administrative Agent, Related Committed Purchaser and LC Bank (“Scotiabank”, or, as applicable, the “Administrative Agent”, the “Related Committed Purchaser” or the “LC Bank”) and LIBERTY STREET FUNDING LLC, a Delaware limited liability company, as Conduit Purchaser (the “Conduit Purchaser”).

Unless otherwise provided, capitalized terms used herein without definition shall have the meanings assigned to them in, or by reference in, the Receivables Purchase Agreement identified below.

BACKGROUND RECITALS

1.

The Seller, the Servicer, the Conduit Purchaser and Scotiabank are party to that certain Receivables Purchase Agreement dated as of December 10, 2010, as amended by the Omnibus Amendment Agreement dated as of August 1, 2011, the Second Omnibus Amendment to Receivables Purchase Agreement and Purchase and Sale Agreement dated as of December 21, 2011, the Third Omnibus Amendment Agreement dated as of March 28, 2013, the Fourth Amendment to the Receivables Purchase Agreement dated as of December 18, 2014, the Fourth Omnibus Amendment Agreement dated as of March 30, 2016, the Sixth Amendment to Receivables Purchase Agreement dated as of December 21, 2016 and the Seventh Amendment to Receivables Purchase Agreement dated as of March 24, 2017 (as so amended, the “Receivables Purchase Agreement”).

2.	Pursuant to Section 6.1 of the Receivables Purchase Agreement, the parties hereto agree to amend the Receivables Purchase Agreement as described herein; and

3.	Concurrently herewith, the Seller, the Servicer, the Conduit Purchaser and Scotiabank are entering into that certain Third Amended and Restated Fee Letter (the “Fee Letter”), dated the date hereof.

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1. Amendments to the Receivables Purchase Agreement. As of the date hereof, subject to the satisfaction of the condition precedent set forth in Section 3 hereof:

(a)Section 1.1(d) of the Receivables Purchase Agreement is amended by replacing the reference to “$40,000,000” with a reference to “$36,242,740”.

(b)The following new definitions are added to Exhibit I of the Receivables Purchase Agreement in appropriate alphabetical order:

“Beneficial Ownership Certificate” means a certificate regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

(c)Clause (z)(a) of the definition of “Concentration Limit”, as set forth in Exhibit I to the Receivables Purchase Agreement, is amended and restated as follows:

(z) with respect to each Obligor:

(a)(i) for any Group A Obligor, 16.00%, (ii) for any Group B Obligor, 16.00%, (iii) for any Group C Obligor, 8.00% and (iv) for any Group D Obligor, 4.00%; and

(d)The definition of “Credit Agreement”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended and restated as follows:

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated April 1, 2016, among Armstrong, as borrower, certain subsidiaries of Armstrong, as guarantors, Bank of America, N.A., as administrative agent and collateral agent, and the various lenders from time to time party thereto, as amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time, provided that, if The Bank of Nova Scotia ceases to be a lender thereunder, each reference to any provision of the Credit Agreement shall mean such provision as in effect immediately prior to the date The Bank of Nova Scotia ceased to be a lender thereunder.

(e)The definition of “Scheduled Commitment Termination Date”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended by replacing the date “March 29, 2019” where it appears therein with the date “March 29, 2020”.

(f)The definition of “Loss Reserve Floor Percentage”, as set forth in Exhibit I to the Receivables Purchase Agreement, is hereby amended by replacing the reference to “12.00%” with a reference to “16.00%”.

(g)Section 1(j) of Exhibit IV of the Receivables Purchase Agreement is hereby amended by adding a reference to the word “divide,” in sub-clause (i) thereof, immediately before the reference to “merge” therein.

(h)The following new Section 1(r) is added to Exhibit IV of the Receivables Purchase Agreement immediately after the existing Section 1(q) thereof:

(r) Beneficial Ownership Regulation. Promptly following any change that would result in a change to its status as an excluded “Legal Entity Customer” under (and as defined in) the Beneficial Ownership Regulation, the Seller shall execute and deliver to the Administrative Agent a Beneficial Ownership Certificate, in form and substance reasonably acceptable to the Administrative Agent.

(i)Schedule V of the Receivables Purchase Agreement is amended by deleting the Special Concentration Limit specified for the Obligor “AB California Acquisition Corporation”.

(j)Schedule VI of the Receivables Purchase Agreement is amended by replacing the reference to the Related Committed Purchaser’s Commitment of “$40,000,000” with a reference to “$36,242,740”.

SECTION 2. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to each of the other parties hereto that, as to itself:

(a)

Representations and Warranties. Each of the representations and warranties made by it under the Receivables Purchase Agreement and each of the other Transaction Documents to which it is party are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties (A) specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and/or (B) are qualified by materiality, in which case they shall be true and correct in all respects).

(b)

Enforceability. The execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the Receivables Purchase Agreement, as amended hereby, are such Person’s legal, valid and binding obligations, enforceable against it in accordance with the terms hereof and thereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c)	No Default. On the date hereof, both before and immediately after giving effect to this Amendment, no Termination Event or Incipient Termination Event has occurred and is continuing.

(d)

Beneficial Ownership Regulation. As of the date hereof, the Seller is an entity that is organized under the laws of the United States or of any state thereof and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Regulation.

(e)

Further Assurances. Such Person agrees to provide (or to cause to be provided) to the Administrative Agent a copy of all agreements, documents, certificates and instruments, if any, relating to the subject matter of this Amendment, as the Administrative Agent may reasonably request.

SECTION 3. Condition Precedent. This Amendment shall become effective, as of the date first above written, upon receipt by the Administrative Agent of each of the following:

(a)	Duly executed counterparts of this Amendment from each of the parties hereto;

(b)	Duly executed counterparts of the Fee Letter from each of the parties thereto;

(c)

Favorable opinions, addressed to the Administrative Agent and each Purchaser, covering such matters as the Administrative Agent shall request, including without limitation with respect to certain corporate, enforceability, no conflicts with laws and material agreements and Investment Company Act matters, in form and substance reasonably satisfactory to the Administrative Agent; and

(d)	The “Extension Fee” (under and as defined in the Fee Letter) and all other costs and expenses related to this Amendment in immediately available funds.

SECTION 4. Reference to and Effect on the Receivables Purchase Agreement.

(a)

Upon the effectiveness of this Amendment, (i) each reference in the Receivables Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Purchase Agreement as amended or otherwise modified hereby, and (ii) each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Purchase Agreement as amended or otherwise modified hereby.

(b)

Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Receivables Purchase Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

(c)

The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Receivables Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Transaction Document. This Amendment shall constitute a Transaction Document.

SECTION 7. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 9. Fees and Expenses. Seller hereby confirms its agreement to pay on demand all reasonable, properly documented costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and expenses of outside legal counsel to the Administrative Agent with respect thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

ARMSTRONG RECEIVABLES COMPANY LLC

By:        /s/ Bryan Y.M. Tham
Name:  Bryan Y.M. Tham
Title:    Secretary

ARMSTRONG WORLD INDUSTRIES, INC.

By:       /s/ Tom Waters
Name:  Tom Waters
Title:    Vice President – Corporate Finance

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THE BANK OF NOVA SCOTIA, as Administrative Agent, Related Committed Purchaser and LC Bank

By:        /s/ Paula J. Czach
Name:  Paula J. Czach

Title:   Managing Director

LIBERTY STREET FUNDING LLC, as Conduit Purchaser

By:        /s/ Jill A. Russo
Name:   Jill A. Russo
Title:     Vice President

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